UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014 (June 26, 2013)

Astrotech Corporation

(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave, Suite 1650, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 485-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 26, 2014, Astrotech Corporation (the “Company”) convened its annual meeting of shareholders, pursuant to notice duly given, at 221 West 6th Street, 21st Floor in Austin, TX. 17,109,715 shares or 87.7% of the Company’s Common Stock were present in person or by proxy at the meeting. The matters voted upon at the meeting and the results of such voting are set forth below:

Proposal 1. To elect six directors to the Board of Directors of the Company to serve for the respective terms prescribed by the Company’s bylaws. All director nominees were duly elected.

			BROKER
	FOR	WITHHELD	NON-VOTES
Thomas B. Pickens III	9,519,719	121,108	7,468,888
Mark Adams	9,514,612	126,215	7,468,888
John A. Oliva	9,165,902	474,925	7,468,888
Sha-Chelle Manning	9,506,412	134,415	7,468,888
William F. Readdy	9,172,132	468,695	7,468,888
Daniel T. Russler, Jr.	9,156,732	484,095	7,468,888

Proposal 2. To ratify the appointment of Ernst & Young, LLP as independent registered public accounting firm for the Company’s fiscal year ending June 30, 2014. This proposal was approved.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
16,924,632	149,557	35,526	7,468,888

Proposal 3. To approve the proposed amendment to the 2011 Stock Incentive Plan to increase the number of authorized shares. This proposal was approved.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
8,557,105	1,001,776	81,946	7,468,888

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated July 1, 2014, issued by Astrotech Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2014	ASTROTECH CORPORATION

	By:	/s/ Thomas B. Pickens III
	Name:	Thomas B. Pickens III
	Title:	Chairman of the Board and Chief
Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press release, dated July 1, 2014, issued by Astrotech Corporation.	E